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                                                                 EXHIBIT 10.10

                       Addendum to Cooperation Agreement
                       ---------------------------------

This Addendum to the Cooperation Agreement ("Addendum") made effective as of April 20/th/, 1999 by and between Sumitomo Electric Industries, Ltd., a Japanese corporation with its principal offices at 5-33. Kitahama 4-chome, Chuo-ku, Osaka, 541-0041 Japan ("Sumitomo"), and Centillium Technology Corporation, a corporation organized under the of laws the state of california, U.S.A. and having an address at 46531 Fremont Blvd, Fremont, California, 94538, U.S.A. ("Centillium").

                                  WITNESSETH:

WHEREAS, both parties executed COOPERATION AGREEMENT BETWEEN CENTILLIUM TECHNOLOGY CORPORATION AND SUMITOMO ELECTRIC INDUSTRIES" effective as of October 15, 1997 ("Agreement"),

WHEREAS, Centillium has developed, in accordance with Item 2(b)(ii) of the Agreement, chip sets and software applied for the Japanese ADSL market which is called G.992.2 Annex C ("Annex C"), and

WHEREAS, both parties desire to reduce to writing in whole, the verbal agreements made between the parties on the NRE charges as set forth in Item 2(b)(iii) of the Agreement, which will be paid to Centillium by Sumitomo in connection with development and support of Annex C.

NOW, THEREFORE, for the supplement purpose of the Agreement, both parties agree as follows:

1.   Definition
---------------
(1) "Chip Sets" shall mean digital and analog versions of the chip sets to be developed by Centillium hereunder which meets the specifications of G.992.2 Annex A ("Annex A") and Annex C.

(2) "Software" shall mean the software to be developed by Centillium hereunder to meet G.992.2 Annex C, which shall be incorporated into the software portion of the Chip Sets.

(3) "Sample" means the Chip Sets and the Software to be released by Centillium to allow Sumitomo to perform engineering evaluation thereof. Sample Chip Sets should support the majority of the features and capabilities specified in the product data sheet. Sample Software should also support the majority of the features and capabilities specified in the Annex C specifications, and shall be tested by the digital and analog versions of the Chip Sets; however a certain features and/or performance objectives may not be supported by the Sample. All of the deviations compared to a fully functional product shall be documented and maintained in an Errata Sheet. The specification of the Sample shall be attached hereto as Attachment B.

(4) "Pre-production Version" means the Chip Sets/Software generally identical to the Production Version. Pre-production status conveys that Centillium is not quite ready to accept sizable production orders. The specification of the Pre-Production Version shall be attached hereto as Attachment C.
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(5)  "Production Version" means the Chip Set/Software which are production worthy and are fully compliant to all of the features and performance claims specified in the Annex C specification. The specification of the Product Version shall be attached hereto as Attachment D.

(6) "Deliverable" means each of the Sample, Pre-production Version and Production Version of the Chip Sets and Software to be provided to Sumitomo for evaluation purpose only in accordance with the delivery schedule as set forth in Item 2(1) below.

2.   Delivery
-------------
(1) Centillium shall provide Sumitomo with Deliverables in accordance with the following delivery schedule:

--------------------------------------------------------------------------------
Deliverable                                       Delivery Date
               -----------------------------------------------------------------
                 Sample            Pre-production Version   Production Version
--------------------------------------------------------------------------------
Chip Sets        March 15, 1999    April 15, 1999           May 15, 1999
--------------------------------------------------------------------------------
Software         April 1, 1999     May 1, 1999              June 1, 1999
--------------------------------------------------------------------------------

(2) Sumitomo shall evaluate whether such Deliverable complies with the mandatory, required features of the Annex C specifications within thirty
     (30) days after receipt of each Deliverable. Either written acceptance of a Deliverable or failure to provide notice of rejection within thirty (30) day period provided above shall constitute acceptance ("Acceptance") by Sumitomo of such Deliverable. If Sumitomo rejects any Deliverable, Centillium shall make best efforts to submit the corrected Deliverable to Sumitomo promptly.

(3) In the event of Centillium's delay or failure in delivery of the Deliverables which conform to the Annex C specifications, both parties shall work cooperatively to solve the problem.

3.   Payments
-------------
(1) For the services rendered and to partially cover the expenses incurred by Centillium in development of Annex C solution, Sumitomo agrees to pay Centillium the sum of 330,000 U.S. Dollars ($330,000). The payments shall be made in accordance to the following schedule:
     a) $230,000: payable upon Delivery of the Sample of the Chip Sets and
                  Software
     b) $100,000: payable upon Acceptance of Production Versions of the Chip
                  Sets and Software.

4.   Price of Products
----------------------
(1) Centillium shall supply Sumitomo with the Chip Sets incorporating Software ("Products"), pursuant to the terms and conditions of a separate Product purchase agreement to be agreed upon between the parties.

(2) Considering that Sumitomo partially bears the expenses incurred by Centillium in development of Annex C solution, Centillium agrees to grant Sumitomo the most favored customer status for annex C products. This status ensures Sumitomo will get the same level of pricing that Centillium offers to its most valued customers for Annex C.
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(3)  In order to confirm whether the Item 4(2) above is properly performed.
     Sumitomo shall have a right to audit, at Sumitomo's expense, Centillium's pricing condition with a third party purchasing any chip sets from Centillium. Such audit shall be not more often than once per year and shall be made by an independent certified public accountant acceptable to both parties, and Sumitomo may only have access to the result as to whether Centillium complies with the Item 4(2) or not. If an audit discloses Centillium's non-compliance with the Item 4(2), Sumitomo may claim Centillium for the total amount of difference, between Sumitomo's actual purchase price and the price to be calculated under Item 4(2).

5.   Others
-----------

(1) This Addendum shall be included as an addendum to the Agreement. All other provisions of the Agreement shall remain in full force.

(2) This Addendum constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized officers or representatives.


Sumitomo Electric Industries, Ltd.        Centillium Technology Corporation

By: /s/ Toru Murase                       By: /s/ Faraj Aalaei
----------------------------------------- --------------------------------------

Print Name: Toru Murase                   Print Name: Faraj Aalaei
----------------------------------------- --------------------------------------

Title: Manager, Access Systems Group      Title: V.P.
       Systems & Electronics R & D Center        Planning and Business
                                                 Development
----------------------------------------- --------------------------------------

Date:                                     Date:   4/20/99
----------------------------------------- --------------------------------------
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                 Attachment B The Specification of the Sample
                 --------------------------------------------

     -  New Analog + New Digital Chips
     -  4 ports
     -  Stable and good performing DBM
     -  Latest Host I/F
     -  Passing Data
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         Attachment C The Specification of the Pre-Production Version
         ------------------------------------------------------------

     In addition to the Sample:
     -  Fast Retrain
     -  G.hs
     -  Power Management (L0.L3)
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           Attachment D The Specification of the Production Version
           --------------------------------------------------------

     - Fully compliant to all of the features and performance claims specified in the product data sheet.